SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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[ ] Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                  The National Bank of Indianapolis Corporation
                  ---------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|      No fee required.
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    22(a)(2) of Schedule 14A. [ ] Fee computed on table below per Exchange Act
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            applies:________________________________________________________
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            applies:________________________________________________________
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            the amount on which the filing fee is calculated and state how it was determined):_________________________________________
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[ ] Fee paid previously with preliminary materials.
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    statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:_________________________________________
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

                  THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

                    107 North Pennsylvania Street, Suite 700
                           Indianapolis, Indiana 46204

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held June 16, 2005

     Notice is hereby given that, pursuant to the call of its Directors, an Annual Meeting of Shareholders of The National Bank of Indianapolis Corporation ("Corporation") will be held on June 16, 2005 at 3:00 p.m., local time, at 107 North Pennsylvania Street, Suite 700, Indianapolis, Indiana.

     The purposes of the meeting are:

     (1) Election of Directors. To elect three members to the Board of Directors of the Corporation to serve for a term of three years.

     (2) Adoption of The National Bank of Indianapolis Corporation 2005 Equity Incentive Plan. To consider and vote upon adoption of the 2005 Equity Incentive Plan which would provide for the grant of stock options and the award of shares of restricted stock to key employees of the Corporation at the discretion of the Compensation Committee of the Board of Directors of the Corporation, which would serve as the Administrative Committee of such plan.

     (3) Ratification of Public Accountants. To ratify the selection of Ernst & Young, LLP, as independent public accountants of the Corporation for the year ending December 31, 2005.

     (4) Other Business: To transact such other business as may properly be presented at the meeting.

     Other than with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other matters which may properly come before the meeting. The Board of Directors of the Corporation has fixed the close of business on April 25, 2005 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of the Annual Meeting.

                       By Order of the Board of Directors



                       MICHAEL S. MAURER
                       Chairman of the Board


                   Important--Please mail your proxy promptly.

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented, regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.

               The date of this Proxy Statement is April 25, 2005.

                               PROXY STATEMENT OF
                  THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

                             107 North Pennsylvania
                                    Suite 700
                           Indianapolis, Indiana 46204
                                 (317) 261-9000

                             -----------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            to be held June 16, 2005

                            ------------------------


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The National Bank of Indianapolis Corporation (the "Corporation") of Proxies for use at an Annual Meeting of Shareholders of the Corporation to be held on June 16, 2005 at 3:00 P.M., local time, at the main office of the Corporation at 107 North Pennsylvania Street, Suite 700, Indianapolis, Indiana, and at any and all adjournment of such meeting. This Proxy Statement and accompanying form of proxy were first mailed to the shareholders on or about May 17, 2005.

Proposals Presented

         At the Annual Meeting, shareholders of the Corporation as of the close of business on April 25, 2005 will be asked to consider and vote upon the following matters:

         (1) Election of Directors. The election of three directors to the Board of Directors of the Corporation to serve until their successors are duly elected and qualified in accordance with Corporation's Articles of Incorporation.

         (2) Adoption of The National Bank of Indianapolis Corporation 2005 Equity Incentive Plan. To consider and vote upon adoption of the 2005 Equity Incentive Plan which would provide for the grant of stock options and the award of shares of restricted stock to key employees of the Corporation at the discretion of the Compensation Committee of the Board of Directors of the Corporation, which would serve as the Administrative Committee of such plan.

         (3) Ratification of Public Accountants. To ratify the selection of Ernst & Young, LLP, Certified Public Accountants, as independent public accountants of the Corporation for the year ending December 31, 2005.

         If any other matters should properly come before the meeting, the proxies will be voted, with respect to these matters, in accordance with the recommendations of the Board of Directors. Except with respect to procedural matters incident to the conduct of the meeting, management of the Corporation does not know of any additional matters that may properly come before the Annual Meeting.

Voting Rights
-------------

         Only shareholders of record as of April 25, 2005 will be entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournment of such meeting. As of April 25, 2005, the Corporation had issued and outstanding 2,341,180 shares of Common Stock, which were held by approximately 679 shareholders of record. There are no other outstanding securities of the Corporation entitled to vote.

         Each issued and outstanding share is entitled to one vote, exercisable in person or by proxy. Ballots will be available at the Annual Meeting for shareholders desiring to vote in person.

         The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of April 25, 2005 is necessary to constitute a quorum at the Annual Meeting. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purpose of determining the approval of any matters submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         The nominees for election as director of the Corporation named in this Proxy Statement will be elected by a plurality of the votes cast. Approval of any other item or matter which may be presented at the Annual Meeting will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

Proxies
-------

         The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone by officers, directors and certain employees who will not be specially compensated for such soliciting.

         Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the proxy will not affect the shareholder's right to vote in person if he or she attends the meeting. Revocation may be made prior to the meeting (i) by written notice sent to Morris
L. Maurer, President, The National Bank of Indianapolis Corporation, 107 N. Pennsylvania, Suite 700, Indianapolis, Indiana 46204, (ii) personally upon oral or written request at the Annual Meeting, or (iii) by duly executing a proxy bearing a later date.

         The shares represented by proxies will be voted as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted "FOR" the election as directors of the three persons named as nominees in this Proxy Statement, "FOR" the adoption of The National Bank of Indianapolis Corporation 2005 Equity Incentive Plan, and "FOR" the ratification of the selection of Ernst & Young, LLC, as the independent public accountants of the Corporation for the year ending December 31, 2005. If for any reason any of the director/nominees becomes unable or is unwilling to serve at the time of the meeting (an event which the Board of Directors does not anticipate), the persons named as proxies in the accompanying form of proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Board of Directors if the Board of Directors elects to fill such nominees' positions.

                                     ITEM 1
                              ELECTION OF DIRECTORS

         The Board of Directors of the Corporation is currently composed of nine members. The Corporation's Articles of Incorporation divide the Board of Directors into three classes, as nearly equal in size as possible, with one class of Directors elected each year for a three-year term.

         The terms of the following three incumbent directors expire at the 2005 Annual Meeting of Shareholders:

                  o        Andre B. Lacy,
                  o        Morris L. Maurer, and
                  o        Todd H. Stuart.

Each of these directors has been nominated for re-election to a three-year term to expire at the 2008 Annual Meeting of Shareholders. At the Annual Meeting proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends that the shareholders vote FOR the election of the above-named nominees for Director.

Information Concerning Nominees, Directors and Executive Officers
-----------------------------------------------------------------

         The following sets forth information as to each nominee for election at the Annual Meeting, each director continuing in office, and each executive officer of the Corporation and the Bank as of December 31, 2004, including their ages, present principal occupations, other business experience during the last five years and directorships in other publicly held companies. Each individual's service with the Corporation and the Bank began at the formation of the Corporation in 1993, unless otherwise noted. In addition, all current directors of the Corporation are also current directors of the Bank.

         KATHRYN G. BETLEY - Age 63, Term Expires 2006. Ms. Betley, a director since 1995, has been chairperson of the board, secretary and co-owner of Romancing the Seasons, a retail store located in Indianapolis, from 1989 through the present. Ms. Betley also is a member of the board of Visionary Enterprises, Inc., a subsidiary of Community Hospitals Foundation, Inc., which develops and manages surgery centers. Ms. Betley is an active community volunteer in the Indianapolis area and is involved with and serves on the boards of many civic organizations.

         JAMES M. CORNELIUS - Age 61, Term Expires 2007. Mr. Cornelius, a director, is the non-executive chairman of the board of directors of Guidant Corporation, a leading cardiac and vascular medical device company traded on the New York Stock Exchange. He was elected to this position and as its senior executive in September 1994 when Guidant was formed. Mr. Cornelius relinquished his executive responsibilities in 2000, upon retirement after 33 years of combined service to Guidant and Eli Lilly and Company. He served as vice president of finance and chief financial officer at Lilly from January 1983 until joining Guidant and served on Lilly's Board and Executive Committee from December 1986 until joining Guidant. Mr. Cornelius also serves on the Board of Directors for The Chubb Corporation and DIRECTV Group, Inc. He is also a member of the Israeli medical device start-up Given Imaging, which is listed on NASDAQ. He served as a director of Indiana National Bank from 1982 through 1992.

         DAVID R. FRICK - Age 60, Term Expires 2006. Mr. Frick, a director, is the executive vice president and chief legal and administrative officer of Wellpoint, Inc. (a health care management and health insurance company). He joined Anthem Insurance in 1995 as Executive Vice President and Chief Legal and Administrative Officer. Prior to joining Anthem Insurance, he served as a director. Mr. Frick was a partner at the law firm of Baker & Daniels from 1982 to 1995, and he was managing partner from 1987 to 1992. He was Deputy Mayor of the City of Indianapolis from 1977 to 1982. He also is a director of Artistic Media Partners, Inc. (radio stations).

         ANDRE B. LACY - Age 65, Term Expires 2005. Mr. Lacy, a director, began his career in 1961 with the predecessor of Lacy Diversified Industries, Inc. as an analyst. Mr. Lacy held various positions with the company before becoming chairman and chief executive officer of LDI, Ltd., LLC and its subsidiaries. Its various entities include: Lacy Distribution, Inc.; Tucker-Rocky Distributing; and, FinishMaster, Inc. Mr. Lacy was a director of Merchants National Bank & Trust Company and Merchants National Corporation/National City Corporation from 1979 through 1992. He also served as chairman of the Finance Committee and as a member of the Executive Committee. Mr. Lacy is currently a director of Patterson Dental Company, St. Paul, Minnesota; Herff Jones, Indianapolis, Indiana; and FinishMaster, Inc., Indianapolis, Indiana.

         G. BENJAMIN LANTZ, JR. - Age 69, Term Expires 2007. Dr. Lantz, a director, was president of the University of Indianapolis from 1988 through May 1998. He is currently retired and serves as an independent consultant. He served approximately 18 years in the administration of various colleges before he became vice president, administration and development at NESCO, Inc., a privately held manufacturing, real estate and engineering company located in Mayfield Heights, Ohio. Dr. Lantz's responsibilities included supervision of legal counsel and corporate recruitment. Dr. Lantz was also involved in acquisitions and divestitures and locating, analyzing and negotiating and conducting due diligence activities for the purchase of companies. Dr. Lantz also monitored corporate activities for four companies.

         MICHAEL S. MAURER - Age 62, Term Expires 2007. Mr. Maurer, the chairman of the board of the Corporation and the Bank, was self-employed as an attorney from 1969 through 1988. In 1987 Mr. Maurer became chief executive officer and fifty percent owner of MYSTAR Corp., a broadcasting company which owns Indianapolis radio stations WTPI-FM, WZPL-FM and WMyS-AM. Mr. Maurer sold his interest in MYSTAR Corp. in 2004. In 1990 Mr. Maurer became chief executive officer and fifty percent owner of IBJ Corp., a publishing company which owns The Indianapolis Business Journal, The Court and Commercial Record, Indiana Lawyer, and Senior Beacon. From April 1991 through December 1992, Mr. Maurer served as a director and member of the Executive Committee of Merchants National Bank/National City Bank, Indianapolis, Indiana.

         MORRIS L. MAURER - Age 54, Term Expires 2005. Mr. Maurer is the president, chief executive officer and a director of the Corporation and the Bank. He has served in that capacity since the inception of the Corporation and the Bank. He was employed by Indiana National Bank/INB Financial Corporation from 1975 through 1992. In Mr. Maurer's capacity as senior vice president, he was responsible for corporate-wide strategic planning, venture capital, chairman of corporate and lead bank ALCO committees, mergers and acquisitions, and economic research. As chief financial officer, Mr. Maurer was responsible for general accounting, controller, investment, funds desk, security sales and brokerage functions. In addition, Mr. Maurer was a member of the executive management committee, and chairman of the state-wide bank integration committee.

         PHILIP B. ROBY - Age 62, Term Expires 2006. Mr. Roby is the executive vice president, chief operating officer and a director of the Corporation and the Bank and is also the chief lending officer of the Bank. He has served in those capacities since the inception of the Corporation and the Bank. He began his career at Indiana National Bank in 1965 in its Management Training Program. During the years between 1967 to 1973, Mr. Roby worked as a Commercial Lending Officer and Correspondent Banking Officer at Indiana National Bank. In 1973, he was named manager of the Commercial Credit Department with responsibility for the Commercial Credit Training Program in Commercial Loan Analysis. In 1975, he became president of two real estate subsidiaries of the parent holding company, Indiana National Financial Corporation.

         From 1978 to 1990, he held the position of senior vice president and division head of the Metropolitan Division. Mr. Roby served as a member of the Commercial Loan Committee during this period. In 1990, Mr. Roby became president of INB Banking Company, Northeast, an affiliate bank of INB Financial Corporation, located in Fort Wayne, Indiana. Subsequent to the INB merger with NBD Bancorp, he was elected executive vice president and senior commercial lending officer for the Northeast Region of the merged bank and was also named one of the eight members of the Senior Indiana Loan Committee of NBD Indiana, Inc.

         TODD H. STUART - Age 40, Term Expires 2005. Mr. Stuart, a director, has been employed by Stuart's Household Furniture Moving & Storage, Inc., a household and commercial moving, packing and warehousing business since 1983. As vice president of the company, Mr. Stuart's responsibilities include sales, daily operations and supervision of more than 40 employees.

         DEBRA L. ROSS - Age 43. Ms. Ross is the chief financial officer of the Corporation and the Bank. She has been employed by the Corporation and the Bank since their formation. She was employed as a staff accountant at KPMG-Peat Marwick from 1987 to 1989. From 1989 to 1993 she was employed by Summit Bank as assistant vice president and assistant controller, where she was responsible for developing and administering accounting policies and procedures, regulatory reporting, financial analysis, budgeting, and directing and supervising the activities of the accounting and cash management departments.

Additional Information Concerning Board of Directors
----------------------------------------------------

         Attendance at Meetings

         During 2004, the Board of Directors of the Corporation held 11 regular meetings and no special meetings. No incumbent director attended fewer than 75% of the aggregate number of Board meetings and meetings on committees on which he or she served, except for Mr. Cornelius, who attended 64% of such meetings.

         Director Attendance at the Annual Meeting of Shareholders

         All directors of the Corporation are encouraged to attend the annual meeting of the shareholders and the annual meeting of the Board of Directors. In 2004, all of the directors of the Corporation were in attendance at the annual meeting of shareholders.

         Certain Relationships

         Certain family relationships exist among the directors of the Corporation. Michael S. Maurer and Morris L. Maurer are cousins. There are no arrangements or understandings between any of the directors pursuant to which any of them have been selected for their respective positions.

         Committees

         The Committees of the Corporation and the Bank consist of the ALCO/Investment Committee; the Audit, Compliance, and Conflict of Interest Committee; the CRA/Marketing Committee; the Compensation Committee; the 401(k) Committee; and the Loan Policy Committee.

         The Board of Directors had no standing nominating committee or any committee performing similar functions during 2004; such functions are performed by the Board of Directors as a whole. The Board believes that because seven of the nine incumbent directors are "independent," as defined in the listing standards of the National Association of Securities Dealers, it is appropriate for the entire Board of Directors to discuss and consider matters relating to nominations and the selection of director nominees. The Board of Directors does not have a formal policy with respect to the consideration of any nominees recommended by a shareholder. In the nominee process, the Board of Directors identifies director nominees through a combination of referrals, including by management, existing board members and shareholders. Once a candidate has been identified, the Board of Directors reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board of Directors believes it to be appropriate, certain Directors may meet with the proposed nominee before making a final determination. The Board of Directors considers all factors it deems relevant regarding a possible director nominee, including his or her business experience, civic involvement, and general reputation in the community. In this respect, the Board has not identified any specific minimum qualifications which must be met to be considered as a nominee. The Board of Directors received no security holder recommendations for nomination to the Board of Directors in connection with the 2005 annual meeting of shareholders. The director nominees for the 2005 annual meeting are all incumbent directors.

         The Corporation's and the Bank's Audit, Compliance, and Conflict of Interest Committee consisted of Ms. Betley (Chairperson), Dr. Lantz and Mr. Cornelius in 2004. The Board of Directors has determined in its reasonable business judgment that the members of the Audit Committee are "independent", as defined in the listing standards of the National Association of Securities Dealers, and that Mr. Cornelius is an audit committee financial expert. This Committee met eight times during 2004. The report of the Audit Committee is set forth later in this proxy statement under the caption "Report of the Audit Committee."

         The principal functions of the Audit Committee include:

         o        Annually evaluating and appointing the external auditor;
         o Reviewing with the external auditor and with management the proposed scope of the annual audit, past audit experience, the Corporation's program for the internal examination and verification of its accounting records and the results of recently completed internal examinations;
         o Reviewing any significant disagreements between management and the external auditor in connection with the preparation of the financial statements;
         o Discussing the quality and adequacy of the Corporation's disclosure controls and internal controls with management, the internal auditors and the external auditor;
         o Reviewing the Corporation's annual and quarterly filings with the Securities and Exchange Commission; and
         o Reviewing with the Bank's compliance officer the Bank's compliance with regulatory requirements.

         The Corporation and the Bank's Compensation Committee during 2004 consisted of David R. Frick, (Chairperson), Michael S. Maurer, Mr. Lacy and Mr. Stuart. Mr. Frick was appointed as the Chairperson in March 2004. This Committee met 3 times during 2004. The report of the Compensation Committee is set forth later in this proxy statement under the caption "Compensation of Officers --Compensation Committee Report." The principal functions of the Compensation Committee include the setting of the compensation of the executive officers of the Bank and recommendations with respect to other compensation matters to the Board of Directors.

         Compensation of Directors

         To assist in attaining profitability, prior to 2001 Directors of the Corporation and the Bank were compensated for their services as directors solely by the grant of stock options. In June 1996 the Board of Directors adopted a resolution providing that Directors be compensated with stock options each year having a net present value of approximately $17,500 to $20,000 until such time as the Directors are compensated with cash compensation. After analyzing the form and amount of compensation paid to similarly situated companies, the Directors determined that beginning in 2001 Directors would be compensated in the form of cash and grants of stock. For 2004 Messrs. Cornelius, Frick, Lacy, Lantz, and Stuart and Ms. Betley each were awarded 303 shares of stock and were paid $833 per board meeting attended. In addition, for all committee meetings except the audit committee, Directors were paid $500 per committee meeting attended. Members of the audit committee received $700 per audit committee meeting attended. Ms. Betley, the chairperson of the audit committee, also received a fee of $2,000 for her service as audit committee chairperson. In 2004, Michael S. Maurer, who is the Chairman of the Board of Directors but is not an employee, received an annual director fee composed of a cash payment equal to $40,000 in January and a grant of shares of the Corporation equal to $40,000 in July, which number of shares equaled 1,212 shares. Mr. Maurer receives no other fees in his capacity as a director. Morris L. Maurer and Philip B. Roby were not separately compensated for their services as directors of the Corporation or the Bank.

                      EXECUTIVE OFFICERS OF THE CORPORATION

         The executive officers of the Corporation, all of whom serve for a one year term, consist of Morris L. Maurer, president and chief executive officer; Philip B. Roby, executive vice president, chief operating officer and chief lending officer; and Debra L. Ross, chief financial officer.

                    SENIOR FINANCIAL OFFICERS CODE OF ETHICS

         The Board of Directors of the Corporation has adopted a Senior Financial Officers Code of Ethics that applies to the Corporation's senior financial officers, consisting of the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The purpose of the Code of Ethics is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of the Corporation's financial records and the preparation of financial statements filed with the Securities and Exchange Commission. This Code of Ethics supplements the Code of Ethics applicable to all of the Corporation's and the Bank's employees. A copy of the Corporation's Senior Financial Officers Code of Ethics is available to any person who requests a copy, free of charge, by calling Suzanne Harris at (317) 261-9000.

                            COMPENSATION OF OFFICERS

Compensation Committee Report
-----------------------------

         Decisions on compensation of the Corporation's executives are made by the Compensation Committee of the Board, which also serves as the Compensation Committee of the Bank. Each member of the Compensation Committee is a non-employee director. All decisions of the Compensation Committee relating to the compensation of the Corporation and the Bank's executive officers are reviewed by the full Board.

Compensation Policies Toward Executive Officers

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation to the executive officers and to reward officers for individual performance and for performance of the Corporation as a whole. Although there are established goals and standards relating to performance of the Corporation, these goals and standards have not been established solely for utilization in setting compensation of individual employees. The Compensation Committee does, however, consider the Corporation and the Bank's performance compared to the Annual Plan and compared to certain established non-financial goals in setting compensation levels

         Base Salary

         Each executive officer is reviewed individually by the Compensation Committee, which review includes an analysis of the performance of the Corporation and the Bank. In addition, the review includes, among other things, an analysis of the individual's performance during the past fiscal year, focusing primarily upon the following aspects of the individual's job or characteristics of the individual exhibited during the most recent fiscal year: quality and quantity of work; supervisory skills; dependability; initiative; attendance; overall skill level; and overall value to the Corporation.

         Bonus Amounts

         During 2004, the Board of Directors approved an incentive bonus plan ("Incentive Bonus Plan") for all employees of the Bank applicable only in 2004. Under the terms of the Incentive Bonus Plan, all employees were entitled to receive a bonus of up to 18% of their salary, depending upon the amount, if any, by which the Bank exceeded its profit plan. An additional bonus in the aggregate amount of $71,000 was awarded to Morris L. Maurer and Philip B. Roby for exceptional individual performance in areas considered critical to the success of the Corporation and the Bank. This bonus was based upon a review of compensation levels in other financial institutions similar in size to the Corporation and the Bank; a comparison of the Corporation's performance compared to the 2004 goals for growth in assets, loans, "wealth management" assets under management, and net income; and, consideration of non-financial performance, including the results of regulatory examinations.

         Other Compensation Plans

         At various times in the past, the Corporation has adopted certain broad-based employee benefit plans for all employees. Senior executives are permitted to participate in these plans on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans. These plans include such customary employee benefit plans as medical insurance, life insurance, and a 401(k) plan.

         Mr. Maurer's 2003 Compensation

         Regulations of the Securities and Exchange Commission require that the Compensation Committee disclose the Committee's basis for compensation reported for any individual who served as the Chief Executive Officer during the last fiscal year. Morris L. Maurer's salary was determined in the same manner as discussed above for other senior executives.

Members of the Compensation Committee:

David R. Frick (Compensation Committee Chairperson),
Michael S. Maurer,
Andre B. Lacy, and
Todd H. Stuart

Compensation Committee Insider Participation
--------------------------------------------

         During the past fiscal year, none of the executive officers who received compensation from the Corporation or the Bank served on the Compensation Committee.



                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

                           Summary Compensation Table
                           --------------------------

         The following table sets forth for the fiscal year ending December 31, 2004 the cash compensation paid by the Corporation or the Bank, as well as certain other compensation paid or awarded during those years, to the chief executive officer and any other executive officer whose total annual salary and bonus equaled or exceeded $100,000.

--------------------------------------------------------------------------------------------------------------
                               Annual Compensation (1)         Long Term Compensation
--------------------------------------------------------------------------------------------------------------
Name and             Year     Salary        Bonus           Restricted         Securities             All
Principal                                                      Stock           Underlying            Other
Position                       ($)         ($)(2)             Awards          Options/SARS       Compensation
                                                              ($)(3)               (#)                (4)
--------------------------------------------------------------------------------------------------------------
Morris L.           2004     $256,367       $83,817             $0                 $               $6,150
Maurer,             ------------------------------------------------------------------------------------------
President and       2003     $235,667       $45,790             $0                -0-              $6,000
Chief Executive     ------------------------------------------------------------------------------------------
Officer             2002     $222,308       $62,747          $111,000            9,500             $5,507
---------------------------------------------------------------------------------------------------------------
Philip B. Roby,     2004     $220,584       $73,034             $0                 $               $6,150
Executive Vice      ------------------------------------------------------------------------------------------
President and       2003     $205,199       $40,071             $0                -0-              $6,000
Chief Operating     ------------------------------------------------------------------------------------------
Officer             2002     $193,567       $54,635          $83,250             7,500             $2,409
---------------------------------------------------------------------------------------------------------------
Debra L. Ross,      2004     $113,562       $24,441             $0                 $               $3,725
Senior Vice         ------------------------------------------------------------------------------------------
President and       2003     $108,446       $10,591             $0                -0-              $3,820
Chief Financial     ------------------------------------------------------------------------------------------
Officer             2002     $99,238        $18,886          $41,625             4,000             $3,380
---------------------------------------------------------------------------------------------------------------

(1) While executive officers enjoy certain perquisites, the amount of such perquisites are less than 10% of such officer's annual salary and bonus and are not required to be reported.

(2) Amounts include amounts awarded under the Incentive Bonus Plan and additional amounts deemed appropriate by the Board of Directors in recognition of performance critical to the success of the Bank.

(3) The 2002 award reported in the table represents awards under the 1993 Restricted Stock Plan of the Corporation. One hundred percent of these shares of restricted stock awarded in 2002 will vest on June 20, 2007. The amounts in the table represent an assumed value of $27.75 per share for 2002, which is the value determined by the Board of Directors to be the "fair market value" of a share of the Corporation's Common Stock at June 20, 2002 (the date of the award of these shares of restricted stock), without giving effect to the diminution in value attributable to the restrictions on such stock. Dividends, if declared by the Corporation, would be paid on the restricted shares at the same time and rate as dividends paid to shareholders of unrestricted shares. At December 31, 2004, the total number and value (based on a value of $36.00 per share) of shares of restricted stock held by the named executive officers were as follows: Mr. Maurer (15,500 shares; $558,000); Mr. Roby (18,250 shares; $657,000); and Ms. Ross (4,000 shares; $144,000). The assumed value of $36.00 at December 31, 2004 is the value determined by the Board of Directors for purposes of the Corporation's 401(k) Savings Plan to be the "fair market value" of a share of the Corporation's Common Stock at December 31, 2004, without giving effect to the diminution in value attributable to the restrictions on such stock. Because there is not an established trading market for the Common Stock, the assumed values of $27.75 at June 20, 2002 and $36.00 at December 31, 2004 may not reflect the actual price which would be paid for a share of the Common Stock in an active or established trading market and should not necessarily be relied upon when determining the value of a shareholder's investment.

(4) These amounts represent amounts contributed by the Corporation under the Corporation's 401(k) plan.

Employee Benefit Plans
----------------------

          Stock Plans

         The Corporation has adopted a stock option program for officers and key employees and a restricted stock plan for officers and employees of the Corporation and the Bank. The Corporation also adopted a stock option program for Directors which expired in May 2003; however, although no options now may be granted under this plan, outstanding options granted under the directors' plan may continue to be exercised in accordance with the terms of the option grants.

         Under the employee option program, options for an aggregate of 340,000 shares may be granted. A total of 165,000 shares have been reserved for issuance under the restricted stock plan. The Board of Directors of the Corporation believes these programs provide an important incentive to those who will be instrumental to the success of the Corporation and of the Bank. A more detailed description of each of the programs is set forth below.

         Disclosure Of Equity Compensation Plan Information As Of December 31, 2004


         The following table provides information on all existing Stock Option Plans and Restricted Stock Plans as of December 31, 2004.

------------------------------------------------------------------------------------------------------------
       Plan category                    (a)                        (b)                        (c)
                                                                                     Number of securities
                                                                                    remaining available for
                              Number of securities to       Weighted-average         future issuance under
                              be issued upon exercise       exercise price of         equity compensation
                              of outstanding options,     outstanding options,         plans (excluding
                                warrants and rights        warrants and rights      securities reflected in
                                                                                          column (a))
------------------------------------------------------------------------------------------------------------
 Equity compensation plans          278,056 (2)                  $21.99                 52,051 (3) (4)
    approved by security
        holders (1)
------------------------------------------------------------------------------------------------------------

(1) Includes all outstanding Stock Option Plans and Restricted Stock Plans of the Corporation.

(2) Includes securities to be issued upon the exercise of options under the Stock Option Plans, and does not include any shares of outstanding restricted stock.

(3) Includes 15,700 shares subject to issuance under the Restricted Stock Plan and 36,351 shares subject to issuance under the Stock Option Plans.

(4) Not reflected in the above are shares which may be issued in connection with the payment of directors' fees. In 2004, each non-employee Director of the Corporation, other than the Chairman of the Board, received as partial payment of director fees grants of 303 shares of the common stock of the Corporation (for an aggregate number of 1,818 shares). In addition, the above does not include shares which may be issued in connection with the payment of director fees to the Chairman of the Board. In 2004, the Chairman received as partial payment of his director fees 1,212 shares. For a discussion of these fees, see the portion of this proxy statement entitled "Compensation of Directors" above.

         1993 Employees' Stock Option Plan. This plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code and the grant of nonqualified stock options (the "Plan"). The Plan provides for the award of stock options to elected officers and key employees of the Corporation and its subsidiaries, including the Bank, which currently is the Corporation's only subsidiary. The exercise price for all options granted under the Plan will not be less than the greater of $10.00 or the fair market value of the Shares on the date of grant. The Plan will expire on May 31, 2008.

         Options may be granted under the Plan only to officers and other key employees who are in positions to make significant contributions to the success of the Corporation. The Compensation Committee, consisting of outside directors of the Corporation who are ineligible under the Plan to receive options themselves, administers the Plan.

         Options are exercisable in whole or in part upon such terms and conditions as may be determined by the Compensation Committee, but in no event will any incentive stock options be exercisable later than ten years after date of grant.

         A total of 340,000 shares has been reserved for issuance under the Employee Stock Option Plan. As of April 28, 2004, there were 36,351shares available for issuance under the Plan.

         Aggregate Option Exercise and Fiscal Year-end Option Values Table

         The following table shows the shares acquired and the dollar value realized upon the exercise of options during 2004 by Messrs. M.L. Maurer and Roby and Ms. Ross and the number of shares covered by both exercisable and non-exercisable stock options by Messrs. M.L. Maurer and Roby and Ms. Ross as of December 31, 2004. Also reported are the values for the "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end assumed price of the Common Stock. For purposes of the following table, the year-end price of the stock was assumed to be $36.00, which is the value determined by the Board of Directors for purposes of the Corporation's 401(k) Savings Plan to be the "fair market value" of a share of the Corporation's Common Stock at December 31, 2004. Because there is not an established trading market for the Common Stock, the assumed price of $36.00 may not reflect the actual price which would be paid for shares of the Common Stock in an active or established trading market and should not necessarily be relied upon when determining the value of a shareholder's investment.


-----------------------------------------------------------------------------------------------------------
                                                      Number of Shares               Value of Unexercised
                                               Underlying Unexercised Options        In-the-Money Options
                                                     at Fiscal Year End               At Fiscal Year End
-----------------------------------------------------------------------------------------------------------
                    Shares          Value
                 Acquired on      Realized
     Name        Exercise (#)        ($)       Exercisable     Unexercisable    Exercisable   Unexercisable
-----------------------------------------------------------------------------------------------------------
Morris L. Maurer    35,000        $805,000        12,500           9,500          $212,500         $78,375
-----------------------------------------------------------------------------------------------------------
Philip B. Roby      25,000        $575,000        10,000           7,500          $170,000         $61,875
-----------------------------------------------------------------------------------------------------------
Debra L. Ross        -0-             -0-            400            4,000           $6,800          $33,000
-----------------------------------------------------------------------------------------------------------

         1993 Directors' Stock Option Plan. In 1993, the Board of Directors of the Corporation adopted a nonqualified stock option plan (the "Directors' Plan") which provides for the grant of nonqualified stock options to those individuals who are not officers or employees of the Corporation or the Bank and who serve as directors (the "Outside Directors") of the Corporation or any of its subsidiaries, including the Bank. This plan expired in May 2003; however, outstanding options granted under this plan may continue to be exercised in accordance with the terms of the option grant.

         The Directors' Plan provides for the grant of nonqualified stock options to acquire shares of the Corporation at a price equal to the greater of $10.00 or the fair market value of the shares on the date of grant. A total of 76,000 options are still outstanding and exercisable under the plan.

         The options under this program are exercisable for ten years from the date of grant. In addition, the options will immediately become null and void, without any action required by the Corporation or the Bank, the FDIC, the OCC, or the Federal Reserve if the Federal Reserve, the FDIC, or the OCC issues a directive or final order to the Corporation or the Bank requiring a contribution of capital. Individuals become eligible to receive grants of options under the

Directors' Plan upon their election to a qualifying board of directors but do not receive additional options because they are a member of more than one such board.

         1993 Restricted Stock Plan. In 1993, the Board of Directors of the Corporation adopted the Restricted Stock Plan provides for the outright grant of shares, subject to the vesting schedule set forth in the agreement between the recipient and the Administrative Committee of the Restricted Stock Plan, to officers and employees of the Corporation and the Bank. Grants under the Restricted Stock Plan may be made only to officers and other employees who are in position to make significant contributions to the success of the Corporation. The Compensation Committee, consisting of outside directors of the Corporation who are ineligible under the Plan to receive grants of restricted stock, administers the Restricted Stock Plan. Such committee has the authority to determine the number of grants to issue and to whom such grants are made, what price, if any, will be required to purchase shares of stock issued under the Restricted Stock Plan and the vesting schedule of the restricted stock.

         The Restricted Stock Plan provides for the issuance of up to 165,000 Shares. The plan expires on May 31, 2008. As of April 28, 2004, there were 15,700 shares available for issuance under the Restricted Stock Plan.

401(k) Savings Plan

         The Corporation sponsors The National Bank of Indianapolis Corporation 401(k) Savings Plan for the benefit of substantially all of the employees of the Corporation and its subsidiaries. All employees of the Corporation and its subsidiaries become participants in the 401(k) Plan after completing one year of service for the Corporation or its subsidiaries and attaining age 21.

         Each participant may enter into a salary redirection agreement with the Corporation or the Bank whereby the Corporation or the Bank redirects to the participant's account in the 401(k) Plan an amount, on a pre-tax basis, equal to not less than one percent (1%) or more than fifty percent (50%) of the participant's compensation, as defined in the 401(k) Plan. If a participant makes salary redirection contributions to the 401(k) Plan, the Corporation will make a matching contribution in the amount necessary to match 50% of the participant's salary redirection contribution up to 6% of the participant's compensation, as defined in the 401(k) Plan. The Board of Directors of the Corporation may, in its discretion, make an additional matching contribution to the 401(k) Plan in such amount as the Board may determine. In addition, the Corporation may fund all or any part of its matching contributions with shares of its stock. The Corporation also may, in its discretion, make a profit sharing contribution to the 401(k) Plan.

         An employee who has an interest in a qualified retirement plan with a former employee may transfer the eligible portion of that benefit into a rollover account in the 401(k) Plan. The participant may request that the trustee invest up to 50% of the fair market value of the participant's rollover contribution (valued as of the effective date of the contribution to the 401(k)
Plan) in whole and fractional shares of the Common Stock to the Corporation.

         Benefits under the 401(k) Plan are distributable to participants or their beneficiaries in a single lump sum payment.

Certain Other Transactions
--------------------------

         The Corporation's officers and directors, as well as firms and companies with which they are associated, have had and will have banking transactions with the Bank. It is the policy of the Bank that any credit extended to such persons, firms and companies will be extended only in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and will not involve more than the normal risk of collectability or present other unfavorable features.

                       FIVE YEAR TOTAL SHAREHOLDER RETURN

         The following indexed graph indicates the Corporation's total return to its shareholders on its common stock for the past five years, assuming dividend reinvestment, as compared to total return for the Russell 2000 Index and the Peer Group Index (which is a line-of-business index prepared by an independent third party consisting of stock of banks with assets between $500 million and $1 billion). The comparison of total return on investment for each of the periods assumes that $100 was invested on January 1, 2000, in each of the Corporation, the Russell 2000 Index, and the Peer Group Index. Shares of the common stock of the Corporation are not traded on any national or regional exchange or in the over-the-counter market and there is not an established market for the common stock. For purposes of the following graph, the year-end price of the stock was assumed to be the value determined by the Board of Directors for purposes of the Corporation's 401(k) Savings Plan to be the "fair market value" of a share of the Corporation's Common Stock at December 31. Because there is not an established trading market for the Common Stock, these assumed prices may not reflect the actual price which would be paid for shares of the Common Stock in an active or established trading market and should not necessarily be relied upon when determining the value of a shareholder's investment.




                        [PERFORMANCE CHART APPEARS HERE]

                                                                  Period Ending
                                       -------------------------------------------------------------------
Index                                   12/31/99    12/31/00    12/31/01    12/31/02   12/31/03    12/31/04
-----------------------------------------------------------------------------------------------------------
The National Bank of Indianapolis
Corporation                               100.00      115.00      130.00      147.50     160.00      180.00
Russell 2000                              100.00       96.98       99.39       79.03     116.38      137.71
SNL $500M-$1B Bank Index                  100.00       95.72      124.18      158.54     228.61      259.07

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of April 25, 2005 the total number of shares of Common Stock of the Corporation beneficially owned by each director and executive officer of the Corporation and by all directors continuing in office and executive officers as a group. The number of shares shown as being beneficially owned by each director and executive officer are those over which he or she has sole voting or investment power, unless otherwise noted.

------------------------------------------------------------------------------------------------


                                                             Number of Shares  Percent of Class
             Name of Beneficial Owner



------------------------------------------------------------------------------------------------
Kathryn G. Betley                                                14,258 (1)          0.6%
------------------------------------------------------------------------------------------------
James M. Cornelius                                               32,883 (2)          1.4%
------------------------------------------------------------------------------------------------
David R. Frick                                                   24,633              1.1%
------------------------------------------------------------------------------------------------
Andre B. Lacy                                                    42,383 (3)          1.8%
------------------------------------------------------------------------------------------------
G. Benjamin Lantz, Jr.                                           24,933 (4)          1.1%
------------------------------------------------------------------------------------------------
Michael S. Maurer                                               583,777 (5)         24.6%
------------------------------------------------------------------------------------------------
Morris L. Maurer                                                106,815 (6)          4.5%
------------------------------------------------------------------------------------------------
Philip B. Roby                                                   42,607 (7)          1.8%
------------------------------------------------------------------------------------------------
Todd H. Stuart                                                    9,508 (8)          0.4%
------------------------------------------------------------------------------------------------
Debra L. Ross                                                     4,598 (9)          0.2%
------------------------------------------------------------------------------------------------
Directors and executive officers as a group (consisting of 10   886,395             36.4%
individuals)
------------------------------------------------------------------------------------------------

(1) Includes 11,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans -- 1993 Directors' Stock Option Plan."

(2) Includes 6,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans -- 1993 Directors' Stock Option Plan."

(3) Includes 13,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

(4) Includes 10,500 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

(5) Includes 29,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

(6) Includes 38,000 shares held jointly with the spouse of Mr. Maurer, 12,500 shares which Mr. Maurer has the right to acquire pursuant to the exercise of stock options, 15,500 shares of restricted stock, and 2,272 shares in the 401(k) Plan allocated to the account of Mr. Maurer. See "Employee Benefit Plans -- 1993 Employee Stock Option Plan," and "--1993 Restricted Stock Plan".

(7) Includes 7,900 shares held jointly with the spouse of Mr. Roby, 2,000 shares held by the spouse of Mr. Roby as custodian for the grandchildren of Mr. Roby, 10,000 shares which Mr. Roby has the right to acquire pursuant to the exercise of stock options, 18,250 shares of restricted stock, and 1,957 shares in the 401(k) Plan allocated to the account of Mr. Roby. See "Employee Benefit Plans -- 1993 Employee Stock Option Plan" and "--1993 Restricted Stock Plan."

(8) Includes 4,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

(9) Includes 400 shares which Ms. Ross has the right to acquire pursuant to the exercise of stock options, 3,000 shares of restricted stock, and 1,198 shares in the 401(k) Plan allocated to the account of Ms. Ross. See "Employee Benefit Plans -- 1993 Employee Stock Option Plan" and "--1993 Restricted Stock Plan."

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission. The rules of the Securities and Exchange Commission require that the Corporation disclose late filings of reports by these individuals. Based solely on a review of Forms 3, 4 and 5 and amendments to such forms, the Corporation believes that all filings on behalf of such persons were made on a timely basis in 2004.

                             PRINCIPAL SHAREHOLDERS

         The following table contains information concerning individuals or entities who, to the knowledge of the Corporation, beneficially owned on April 25, 2005, more than 5% of the Common Stock of the Corporation:

-----------------------------------------------------------------------------------------
Name and Address of Beneficial Owner     Shares Beneficially Owned      Percent of Class
-----------------------------------------------------------------------------------------
Michael S. Maurer                                 583,777 (1)               24.6%
-----------------------------------------------------------------------------------------
Eugene and Marilyn Glick                          125,000                    5.3%
-----------------------------------------------------------------------------------------

(1) Includes 29,000 shares which Mr. Maurer has the right to acquire pursuant to the exercise of stock options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

                                     ITEM 2
            ADOPTION OF THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
                           2005 EQUITY INCENTIVE PLAN

         A proposal will be presented at the Annual Meeting to approve The National Bank of Indianapolis Corporation 2005 Equity Incentive Plan ("2005 Plan"). The board of directors approved the 2005 Plan on April 21, 2005, subject to shareholder approval. A summary of the material provisions of the 2005 Plan is set forth below. A copy of the 2005 Plan is set forth in Exhibit A.

            The 2005 Plan authorizes the issuance of up to 333,000 shares of the Corporation's common stock to participants pursuant to the award of shares of restricted stock or the grant of options. As of April 25, 2005, there were 36,351 shares remaining under the Corporation's 1993 Employees' Stock Option Plan and 15,700 shares remaining under the Corporation's 1993 Restricted Stock Plan (the "1993 Plans"). Because no additional awards will be granted under the 1993 Plans following shareholder approval of the 2005 Plan, there will be a net increase of 280,949 shares available for issuance to participants under the 2005 Plan. The Board of Directors believes the reservation of 280,949 additional shares will enable the Corporation to grant awards to employees and directors at a level that is consistent with our overall compensation philosophy, and the history of grants under the 1993 Plans.

            The 2005 Plan's effective date will be July 1, 2005, subject to approval by shareholders. If the shareholders approve the 2005 Plan, it will continue in effect until terminated by the Board of Directors; provided, however, no awards of "incentive stock options" may be granted under the 2005 Plan after the ten-year anniversary of its approval by the shareholders. Any awards that are outstanding after the 2005 Plan terminates will remain subject to the terms of the 2005 Plan.

         Purpose

         The 2005 Plan has been established to replace the 1993 Plans. The 2005 Plan is designed to promote the interests of the Corporation and the Bank by encouraging our officers and employees to continue their association with us by providing additional incentive and opportunity through stock ownership. We believe that by increasing their proprietary interest in the Corporation and their personal interest in its continued success and progress, we will be better able to promote the long-term financial success of the Corporation; and, better able to attract, retain and reward the employees who can contribute to such success, and further align their interests with those of our shareholders. Because we believe it is in the best interests of the Corporation and the Bank for employees to have an equity interest in Corporation, the Board of Directors has approved the 2005 Plan, and is now recommending it to shareholders for approval.

         General

         The 2005 Plan provides that it will be administered by a committee (the "Committee") comprised of three (3) or more members of the board of directors who are both non-employee directors and outside directors, as these terms are used in Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code, respectively. At this time, it is expected that the Compensation Committee of the Board of Directors will function as the Committee under the 2005 Plan. The Committee will designate employees, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of the awards.

         The 2005 Plan provides for the grant of non-qualified and incentive stock options and awards of shares of restricted stock.

         A maximum of 333,000 shares of the Corporation's stock may be issued to Participants or their beneficiaries under the 2005 Plan. The shares of stock with respect to which awards may be made under the 2005 Plan will be:

         o        shares currently authorized but unissued; or

         o shares currently held or acquired by Corporation as treasury shares, including shares purchased in the open market or in private transactions.

           In the event of a corporate transaction involving the stock of Corporation (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards.

            Except as otherwise provided by the Committee, awards of non-qualified stock options under the 2005 Plan cannot be transferred, except as designated by the participant by will or by laws of descent and distribution. Awards of incentive stock options and shares of restricted stock cannot be transferred.

         Eligibility

             All employees of the Corporation or its subsidiaries are eligible to become participants in the 2005 Plan. As of April 25, 2005, the Corporation and its subsidiaries had approximately 202 employees. The Committee will determine the specific employees who, in the future, will be granted awards under the 2005 Plan and the type and amount of any such awards.

         Options

             The Committee may grant an incentive stock option or non-qualified stock option to purchase stock at a specified exercise price. The exercise price for an option cannot be less than the fair market value of the stock to which the option relates at the time the option is granted. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to Corporation as consideration for the grant of a replacement option with a lower exercise price, except as approved by our shareholders or as adjusted for corporate transactions described above.

             Options will be exercisable in accordance with the terms established by the Committee. The full purchase price of each share of stock purchased on the exercise of any option will be paid at the time of exercise. Except as otherwise determined by the Committee, the exercise price will be payable in cash, by promissory note (as permitted by law), in shares of stock owned by the optionee (valued at fair market value as of the day of exercise), or a combination thereof. The Committee, in its discretion, may impose such conditions, restriction, and contingencies on stock acquired pursuant to the exercise of an option as it determines to be desirable.

         Restricted Stock

            The following types of restricted awards may be granted, as determined by the Committee:

         o Shares that may be in return for previously performed services, or in return for the participant surrendering other compensation that may be due;
         o Shares that are contingent on the achievement of performance or other objectives during a specified period; and Shares that are subject to a risk of forfeiture or other restrictions that lapse upon the
         o achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.

Restricted stock awards will be subject to such conditions, restrictions and contingencies as the Committee determines.

         Change in Control

         Upon a change in control of the Corporation all outstanding options held by a participant who is employed by, or providing services to, Corporation or its subsidiaries at the time of such change in control, will become fully exercisable and all restricted stock awards will become fully vested (subject to limitations on performance-based awards). For the purposes of the 2005 Plan, a "change in control" is generally deemed to occur when (i) following any merger or similar transaction which involves the Corporation or any subsidiary, shareholders of the Corporation immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than 50 percent of the voting rights of all shareholders of such entity, determined on a fully diluted basis;
(ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Corporation or any subsidiary; (iii) any tender, exchange, sale or other disposition or purchases (other than purchases by the Corporation or any Corporation-sponsored employee benefit plan, or purchases by members of the Board of the Corporation or any subsidiary) of more than 25 percent of the common stock of the Corporation or any subsidiary; (iv) during any period of two consecutive years, individuals who at the date of the adoption of the Plan constitute the Board of the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; or (v) a majority of the Board or a majority of the shareholders of the Corporation approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. A Change in Control of the Corporation shall not occur as a result of the issuance of stock by the Corporation in connection with any private placement offering of its stock or any public offering of its stock.

         Amendment and Termination

            The board of directors may, at any time, alter, amend, modify, suspend or discontinue the 2005 Plan, but may not, without the consent of the effected participant or without the approval of the shareholders, make any alteration which would increase the aggregate number of shares subject to an award (except in connection with a corporate transaction involving the stock of the Corporation as described above), decrease the exercise price of a stock option (except in the case of a corporation transaction as described above), permit any member of the Committee to be eligible for an award of an option or restricted stock, withdraw administration of the Plan from the Committee or the Board of Directors, extend the term of the 2005 Plan, extend the date on which an option will lapse, extend the period during which awards of restricted stock will vest, change the manner of determining the exercise price of options, change the class of individuals eligible for awards, or, without the consent of the effected participant, alter or otherwise impair any stock option or award of restricted stock.

         United States Income Tax Considerations

            The following is a summary of the United States of America federal income tax consequences that may arise in conjunction with participation in the 2005 Plan.

             Non-Qualified Options. The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will realize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares; and, the Corporation will be entitled to a corresponding deduction. Gains or losses realized by the participant on disposition of the shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

             Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. Likewise, the exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Corporation or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

             The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

             If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of the stock to the participant on the exercise of the option, then, on disposition of the shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

            If the foregoing holding period requirements are not met, the participant will generally realize ordinary compensation income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized on disposition of the shares over the exercise price; and, the Corporation will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized on the disposition of the shares.

             Restricted Stock. A participant who has been granted an award of restricted stock will not realize taxable income at the time of grant, provided that that the stock subject to the award is subject to restrictions that constitute a "substantial risk of forfeiture" for U.S. income tax purposes. On the vesting of restricted stock, the participant will realize ordinary income in an amount equal to the then fair market value of those shares and Corporation will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and Corporation will be entitled to a corresponding deduction.

             Withholding Of Taxes. The Corporation may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards (except in the case of incentive stock options) or may tender previously owned shares to Corporation to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy the Corporation's minimum statutory withholding obligation.

             Change In Control. Any acceleration of the vesting or payment of awards under the 2005 Plan in the event of a change in control in the Corporation may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by Corporation

             Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2005 Plan. A participant may also be subject to state and local taxes in connection with the grant, exercise and vesting of awards under the 2005 Plan. Corporation suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

         New 2005 Plan Benefits

            The benefits to be received by Plan participants, including the executive officers of the Corporation, and the number of number and types of awards to be made pursuant to the 2005 Plan is subject to the discretion of the Committee and are thus not determinable at this time.

         Approval by the shareholders of the proposed 2005 Equity Incentive Plan requires that the number of shares voted in favor of the proposed Plan exceed the number of shares voted against the proposed amendment.

         The Board of Directors unanimously recommends that the shareholders vote "FOR" the proposed amendment.

                                     ITEM 3
                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors of the Corporation proposes that the shareholders ratify the selection by the Audit Committee of the firm of Ernst & Young, LLP, Certified Public Accountants, as independent public accounts for the Corporation for the year ending December 31, 2005. Ernst & Young has been the independent auditors of the Corporation since its inception in 1993. In the event the selection of Ernst & Young is not ratified by the shareholders, the Audit Committee will consider selection of other independent public accountants for the year ending December 31, 2005. Representatives of Ernst & Young are not expected to be in attendance at the Annual Meeting.

                                   AUDIT FEES

         The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2004 and 2003 and for other services rendered for the years ended December 31, 2004 and 2003 on behalf of the Corporation and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Corporation.

                                           Years ended December 31
                                           -----------------------
                                          2004                 2003
                                          ----                 ----
Audit Fees                              106,420             $103,000
Audit-Related Fees                        8,000                5,050
Tax Fees                                 19,740                5,564
Other Fees                                   80                2,590
                                        -------             --------
                                        134,240             $116,204
                                        =======             ========

         Audit Fees: Consists of fees billed for professional services rendered for (i) the audit of the Corporation's consolidated financial statements, (ii) audit of internal control over financial reporting; (iii) quarterly reviews and review of the Corporation's Form 10-K; and (iv) accounting consultations on matters addressed during the audit or interim reviews.

         Audit-Related Fees: Consists of fees billed for review of NBIN Statutory Trust I and student lender audit guide.

         Tax Fees:  Consists of tax return preparation.

         All Other Fees: Consists of fees for all other services other than those reported above. These services include the fee to access EY Online, which is used for research of accounting pronouncements and regulatory issues. The Corporation's intent is to minimize services in this category.

         In making its recommendation to ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2005, the Audit Committee has considered whether services other than audit and audit-related provided by Ernst & Young are compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         All of the fees and services described above under "audit fees", "audit-related fees", "tax fees" and "other fees" were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and its subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No 61). In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), considered the compatibility of nonaudit services (including audit-related services set forth above) with the auditors' independence, and concluded that the provision of the nonaudit services was compatible with such independence.

         The Audit Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal control and the overall quality of the Corporation's financial reporting. The Audit Committee held eight meetings during fiscal year 2004.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has recommended, subject to shareholder approval, the selection of the Corporation's independent auditors.

         To further assist in ensuring the independence of the independent auditors, in March 2002 the Audit Committee adopted a resolution limiting the non-audit services which the independent auditors could provide to the Corporation or the Bank. As provided in this resolution of the Audit Committee, neither the Corporation nor the Bank may hire the Corporation's independent auditors to perform any consulting work without the specific written prior approval of the Audit Committee, other than with respect to tax related matters or matters relating to the preparation or filing of documents and reports with the Securities and Exchange Commission.

Members of the Audit Committee:

Kathryn G. Betley (Audit Committee Chairperson),
James M. Cornelius, and
G. Benjamin Lantz, Jr.


                             SHAREHOLDERS PROPOSALS

         Any proposals which shareholders desire to present at the 2006 Annual Meeting must be received by the Corporation at its principal executive offices on or before January 17, 2006 to be considered for inclusion in the Corporation's proxy material for that meeting. The proxy rules of the Securities and Exchange Commission govern the content and form of stockholder proposals and the minimum stock holding requirement. All proposals must be a proper subject for action at the 2006 Annual Meeting. In addition, any proposal submitted for consideration at the 2006 Annual Meeting but not for inclusion in the Corporation's proxy material for that meeting must be received no later than April 2, 2006 or such proposal will be considered untimely.

         If notice of any other shareholder proposal intended to be presented at the 2006 Annual Meeting is not received by the Corporation on or before April 2, 2006, the proxies will have discretionary authority to vote on the matter. Such proposals and notifications should be addressed to Morris L. Maurer, President of the Corporation, at 107 North Pennsylvania Street, Suite 700, Indianapolis, Indiana 46204.


                             ADDITIONAL INFORMATION

         The 2004 Annual Report to Shareholders, containing financial statements for the year ended December 31, 2004, and other information concerning the operations of the Corporation is enclosed herewith, but is not to be regarded as proxy soliciting material.

         Upon written request, the Corporation will provide without charge to each shareholder a copy of the Corporation's annual report on Form 10-K which is required to be filed with the Securities and Exchange Commission for the year ended December 31, 2004. All requests should be addressed to:

                        Debra L. Ross, CFO
                        The National Bank of Indianapolis Corporation
                        Suite 700
                        107 North Pennsylvania Street
                        Indianapolis, Indiana 46204


              SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

         Any shareholder who desires to contact the Chairman of the Board of Directors or the other members of the Board of Directors may do so electronically by sending an email to the following address:
BoardofDirectors@NBofI.com. Alternatively, a shareholder can contact the Chairman of the Board or the other members of the Board by writing to: Board of Directors, The National Bank of Indianapolis Corporation, Suite 700, 107 North Pennsylvania Street, Indianapolis, Indiana 46204. Communications received electronically or in writing are distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded to the Chairperson of the Audit Committee for review.


                                  OTHER MATTERS

         The Annual Meeting is called for the purposes set forth in the Notice. The Board of Directors of the Corporation does not know of any matters for action by shareholders at such Annual Meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy with respect to such matters in accordance with the recommendations of the Board of Directors.

                                                                       EXHIBIT A
                                                                       ---------

                  THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
                  ---------------------------------------------
                           2005 EQUITY INCENTIVE PLAN
                           --------------------------


                                    SECTION 1

                            ESTABLISHMENT AND PURPOSE
                            -------------------------

         1.1. Establishment of the Plan. The National Bank of Indianapolis Corporation, an Indiana corporation (the "Company"), hereby establishes an equity-based incentive compensation plan to be known as The National Bank of Indianapolis Corporation 2005 Equity Incentive Plan (the "Plan"), set forth in this document. The Plan provides for the award of Incentive Stock Options, Nonqualified Stock Options and Restricted Stock. The Plan and the grant of Awards hereunder are conditioned on the Plan's approval by the shareholders of the Company. The Plan is adopted effective as of July 1, 2005; no Options or Restricted Stock may be awarded until the Plan has been approved by a majority of the shares of common stock of the Company represented at the shareholder's meeting at which approval of the Plan is considered.

         1.2. Purposes of the Plan. The Plan is designed to promote the interest of the Company and its Subsidiaries by encouraging their officers and key employees, upon whose judgment, initiative and industry the Company and its Subsidiaries are largely dependent for the successful conduct and growth of their business, to continue their association with the Company and its Subsidiaries by providing additional incentive and opportunity for unusual industry and efficiency through stock ownership, and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress.


                                    SECTION 2

                                   DEFINITIONS
                                   -----------

         For purposes of the Plan, the following words and phrases have the following meanings unless a different meaning is plainly required by the context:

         2.1. "Award" means, individually or collectively, an award of Incentive Stock Options, Nonqualified Stock Options or Restricted Stock.

         2.2. "Award Agreement" means the written agreement which sets forth the terms and provisions applicable to each Award.

         2.3. "Board" or means the Board of Directors of the Company, unless the context clearly requires otherwise, and to the extent that any powers and discretion vested in the Board of Directors are delegated to any committee of the Board, the term "Board" shall also mean such committee.

         2.4. "Cause" means (i) the willful and continued failure of a Participant to perform his required duties as an officer or key employee of the Company or any Subsidiary, (ii) action by a Participant involving willful misfeasance or gross negligence, (iii) the requirement or direction of a federal or state regulatory agency having jurisdiction over the Company or any Subsidiary to terminate the employment of a Participant, (iv) conviction of a Participant of the commission of any criminal offense involving dishonesty or breach of trust, or (v) any intentional breach by a Participant of a material term, condition or covenant of any agreement of employment, termination or severance or any other agreement between the Participant and the Company or any Subsidiary.

         2.5. "Change in Control" means: (i) any merger, consolidation or similar transaction which involves the Company or any Subsidiary and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than 50 percent of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Company or any Subsidiary;
(iii) any tender, exchange, sale or other disposition (other than dispositions of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company-sponsored employee benefit plan, or purchases by members of the Board of the Company or any Subsidiary) of more than 25 percent of the common stock of the Company or any Subsidiary; (iv) during any period of two consecutive years, individuals who at the date of the adoption of the Plan constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; or (v) a majority of the Board or a majority of the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company shall not occur as a result of the issuance of stock by the Company in connection with any private placement offering of its stock or any public offering of its stock.

         2.6. "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section, guidance issued by the Internal Revenue Service or the Treasury Department with respect to such section, any valid regulation promulgated under such section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such section or regulation.

         2.7. "Committee" means the Compensation Committee of the Board who has been designated from time to time by the Board pursuant to Section 3.1 to administer the Plan; and who is serving on the date that the Plan is approved by the shareholders of the Company or thereafter.

         2.8. "Company" means The National Bank of Indianapolis Corporation, an Indiana corporation and any successor thereto.

         2.9. "Company Stock" means the common voting stock of the Company.

         2.10. "Director" means any individual who is a member of the Board of Directors of the Company.

         2.11. "Effective Date" means July 1, 2005.

         2.12. "Exercise Price" means the price at which a share of common stock of the Company may be purchased by a Participant pursuant to the exercise of an Option.

         2.13. "Fair Market Value" means the mean between the reported closing bid and asked prices for the shares of Company Stock as quoted by the North American Securities Dealers Automated Quotation System ("NASDAQ"). If the common stock of the Company is not quoted by NASDAQ, Fair Market Value shall be determined by the Committee based upon quotations of the entities which make a market in Company stock and such other factors as the Committee shall deem appropriate. If the common stock of the Company is not quoted by entities which make a market in the Company's stock, the Fair Market Value shall be determined by the Committee in good faith based upon a valuation of the Company Stock conducted by a qualified appraiser and such other factors as the Committee deems appropriate.

         2.14. "Grant Date" means, with respect to any Award granted under the Plan, the date on which the Award was granted by the Committee, regardless if the Award Agreement to which the Award relates is executed subsequent to such date.

         2.15. "Incentive Stock Option" or "ISO" means an Option to purchase shares of Company Stock that is intended to meet the requirements of Code
Section 422.

         2.16. "Non-employee Director" means any individual who is a member of the Board of Directors and who is not an employee of the Company.

         2.17. "Nonqualified Stock Option" or "NSO" means an Option granted under the Plan to purchase shares of Company Stock that is not an Incentive Stock Option.

         2.18. "Option" means an Incentive Stock Option and/or a Nonqualified Stock Option.

         2.19. "Optionee" means a Participant who has be granted an Option pursuant to an Award Agreement.

         2.20. "Option Period" means the period during which an Option will be exercisable in accordance with the applicable Award Agreement and Section 6.

         2.21. "Participant" means an officer or key employee to whom an Award has been granted.

         2.22. "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is subject to restrictions and, therefore, are subject to a substantial risk of forfeiture. As provided in
Section 7, such restrictions may be based on the passage of time or the occurrence of such other events as may be determined by the Committee in its sole discretion.

         2.23. "Plan" means The National Bank of Indianapolis Corporation 2005 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

         2.24. "Restricted Stock" means an Award granted to a Participant pursuant to Section 7.

         2.25. "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.

         2.26. "Subsidiary" means any banking institution or other corporation more than 50 percent of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

         2.27. "Total and Permanent Disability" shall have the meaning ascribed to such term under The National Bank of Indianapolis Corporation Long-term Disability Plan, as amended from time to time.


                                    SECTION 3

                                 ADMINISTRATION
                                 --------------

         3.1. The Committee. The Plan shall be administered by a Committee of not less than three Directors of the Company who shall be designated from time to time by the Board of Directors. No Director who is also an officer or key employee of the Company or any of its Subsidiaries shall be eligible to serve as a member of the Committee. No member of the Committee shall be eligible, at any time when he is such a member, to receive an Award under the Plan. The decision of a majority of the members of the Committee shall constitute a decision of the Committee. It is intended that the Committee be comprised solely of Directors who both are (a) "Non-employee Directors" under Rule 16b-3, and (b) "outside directors" as described in Treasury Regulation Section 1.162-27(e)(3). Failure of the Committee to be so comprised will not result in the cancellation, termination, expiration or lapse of any Award. Until and unless this Section is amended to provide otherwise, all references in the Plan to the Committee are to the Compensation Committee of the Board.

         3.2. Authority of the Committee.

         (a) Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of the Plan, the Committee will have full power and discretion to: (i) select officers and key employees to receive Awards; (ii) determine the sizes and types of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) construe and interpret the Plan, all Award Agreements and any other agreements or instruments entered into under the Plan; (v) establish, amend or waive rules and regulations for the Plan's administration; and (vi) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations which may be necessary or advisable for the administration of the Plan. Each Award will be evidenced by a written Award Agreement between the Company and the Participant and will contain terms and conditions established by the Committee consistent with the provisions of the Plan. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at 107 North Pennsylvania Street, Indianapolis, Indiana 46204.

         (b) The Committee is authorized, subject to the provisions of the Plan, to adopt, amend and rescind such rules and regulations as it may deem appropriate for the administration of the Plan and to make determinations and interpretations which it deems consistent with the Plan's provisions. The Committee's determinations and interpretations in this regard shall be final and conclusive.

         (c) The Committee shall also determine, in its sole discretion, with respect to each officer or key employee, whether Options shall be ISO's or NSO's, or any combination thereof; and, whether any employee will be given discretion to determine whether any Options awarded to him will be ISO's or NSO's or any combination thereof.

                                    SECTION 4

                                   ELIGIBILITY
                                   -----------

         4.1. Eligibility. Officers and key employees of the Company or of any of its Subsidiaries, as selected by the Committee, are eligible to receive Awards. Members of the Committee are not eligible to receive Awards while serving as members of the Committee. An officer or key employee will become a Participant as of the date specified by the Committee. A Participant can be removed as an active Participant by the Committee effective as of any date; provided, however, that no such removal will adversely affect any Award previously granted to the Participant.

         4.2. No Contract of Employment. Neither the Plan nor any Award executed hereunder will constitute a contract of employment. Participation in the Plan does not give any officer or key employee the right to be retained in the employ of the Company or any Subsidiary and does not limit in any way the right of the Company or a Subsidiary to change the duties or responsibilities of any employee or to terminate the employment of any employee.

                                    SECTION 5

                           SHARES SUBJECT TO THE PLAN
                           --------------------------

         5.1. Number of Shares. Awards of Options and Restricted Stock will be made in shares Company Stock which can be unissued shares or reacquired shares (including shares purchased in the open market), or a combination thereof, as the Committee may from time to time determine in its sole discretion. Subject to the provisions of Section 5.5, the maximum number of shares to be delivered upon exercise of all Options and Restricted Stock awarded under the Plan will not exceed Three Hundred Thirty-Three Thousand (333,000) shares. Shares covered by an Option that remain unpurchased upon expiration or termination of the Option and shares of Restricted Stock which are forfeited can be made the subject of further Awards.

         5.2. Restrictions on Shares. Shares issued upon exercise of an Award will be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its sole discretion may determine and provide in the Award Agreement. The Company may cause any certificate for shares to be delivered hereunder to be properly marked with a legend or other notation which reflects the limitations on transfer of such shares as provided in the Plan, the applicable Award Agreement or as the Committee may otherwise require in its sole discretion. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he promptly signs any document reasonably related to the administration of the Plan requested by the Committee. No fractional shares will be issued under the Plan; rather, fractional shares will be aggregated and then rounded to the next lower whole share.

         5.3. Shareholder Rights. Except with respect to Restricted Stock as provided in Section 7 and dividend rights as provided in Section 5.4, no person will have any rights of a shareholder (including, but not limited to, voting rights) with respect to shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee in its sole discretion, such shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares to the Participant, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No payment or adjustment will be made for rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official shareholder records (or the records of its transfer agents or registrars), except as otherwise provided herein or in an Award Agreement.

         5.4. Dividends and Voting Rights. Upon the issuance of shares of Restricted Stock, subject to the requirements of Section 7.3 concerning restrictions on the transferability of Restricted Stock and the requirement that a Participant remain an employee of the Company or its Subsidiaries, the Participant will be entitled to: (i) receive all dividends payable and paid with respect to Restricted Stock awarded and issued to the him; and (ii) exercise all voting rights associated with such Restricted Stock. Provided, however, upon the transfer or other disposition of any shares of Restricted Stock in violation of subsection 7.3.1 or upon the forfeiture of any shares of Restricted Stock in accordance with subsections 7.3.2 or 7.3.3, the Participant will not be entitled to receive any dividends declared or exercise any voting rights on or after the date such shares of Restricted Stock were transferred or forfeited.

         5.5. Changes in Stock.

         (a) Subject to the provisions of subsection 5.5(b), in the event of any change in the Company's shares through stock dividends, split-ups, recapitalizations, reclassifications, conversions or otherwise, or in the event that other stock shall be converted into or substituted for Company shares as the result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price and kind of shares available under the Plan and in the number, price and kind of shares covered under any Options or Restricted Stock awarded or to be awarded under the Plan. The Committee's determination in this respect will be final and conclusive. Provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan insofar as it pertains to Options or Restricted Stock theretofore awarded but which are unexercised or unvested and agrees to assume and perform the obligations of the Company hereunder. Notwithstanding the foregoing provisions of this subsection, no adjustment shall be made which would operate to reduce the Option price of any Option below the Fair Market Value of Company Stock (determined at the time the Option was granted) which is subject to the Option.

         (b) In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), shares subject to the Plan and to each outstanding Option and award of Restricted Stock, will, automatically by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common voting stock of the Successor, and the number of shares subject to the Option or award of Restricted Stock, and the purchase price per share upon exercise of the Option or Restricted Stock, if any, will be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each Participant shall have the right:

                  (i) In the case of an Option, to purchase that number of shares of common stock of the Successor which have a Fair Market Value equal, as of the date of such Change in Control of the Company, to the Fair Market Value, as of the date of such Change in Control, of the shares of Company Stock subject to his Option, and for a purchase price per share which, when multiplied by the number of shares of common stock of the Successor subject to the Option, equals the aggregate Exercise Price at which the Participant could have acquired all of the shares of Company Stock theretofore optioned to the Participant.

                  (ii) In the case of Restricted Stock, each Participant will have that number of shares of Restricted Stock of the Successor which have a Fair Market Value equal, as of the date of such Change in Control of the Company, to the Fair Market Value, as of the date of such Change in Control of the Company, of the shares of Restricted Stock of the Company theretofore awarded to him.

                                    SECTION 6

                                  STOCK OPTIONS
                                  -------------

         6.1. Grant of Options. Subject to the terms and provisions of the Plan and Section 5.1, the Committee, at any time and from time to time, may grant Options to any officer or key employee in such amounts as the Committee determines in its sole discretion. The Committee may grant ISO's, NSO's or any combination thereof; provided, however, Non-employee Directors may not be granted ISO's.

         6.2. Option Award Agreement. Each Option will be evidenced by an Award Agreement that specifies the Exercise Price, the number of shares to which the Option pertains, the Option Period, any conditions on the exercise of the Option and such other terms and conditions as the Committee determines in its sole discretion. The Award Agreement will also specify whether the Option is intended to be an ISO or an NSO. All grants of Options intended to constitute ISO's will be made in accordance, and all Award Agreements pursuant to which ISO's are granted will comply, with the requirements of Code Section 422.

         6.3. Exercise Price. The Exercise Price for each Option will be determined by the Committee; provided, however, except for adjustments provided for in Section 5.5, under no circumstances will the Exercise Price of any Option be reduced or any Option be cancelled and reissued without the approval of the shareholders of the Company. In the case of each Option, the Exercise Price will be not less than 100 percent of the Fair Market Value of the shares to which the Option relates determined as of the Grant Date; provided, however, that, in the case of an ISO, if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price of the ISO's will be not less than 110 percent of the Fair Market Value of the stock on the Grant Date.

         6.4. Option Periods. Subject to the terms and provisions of Sections 8 and 10, the Option Period with respect to each Option will commence and expire at such times as the Committee provides in the Award Agreement; provided, however, that:

         (a) Options will not be exercisable later than the tenth anniversary of their respective Grant Dates;

         (b) ISO's granted to an employee who possesses more than ten percent of the total combined voting power of all classes of stock of the Company, taking into account the attribution rules of Code Section 422(d), will not be exercisable later than the fifth anniversary of their Grant Date(s); and

         (c) Subject to the limits of this Section, the Committee may, in its sole discretion, after an Option is granted, extend the maximum term of the Option.

         6.5. Special Calendar Year Limitation on Shares Subject to ISO's. The aggregate Fair Market Value (determined at the time of the grant of the ISO's) of the shares with respect to which ISO's are exercisable for the first time by an eligible employee during any calendar year (under all plans providing for the grant of ISO's of the Company or any of its Subsidiaries) will not exceed One Hundred Thousand Dollars ($100,000.00).

         6.6. Sequence of Exercising Incentive Stock Options. Any ISO granted to an employee pursuant to the Plan will be exercisable even if there are outstanding previously granted but unexercised ISO's with respect to such employee.

         6.7. Payment for Stock. Full payment for shares purchased on the exercise of an Option will be made at the time of exercising the Option in whole or in part. Such payment may be made either (a) in cash, or (b) in the sole discretion of the Committee, by delivering whole shares already owned by the Participant for more than six months and having a total Fair Market Value on the date of such delivery equal to the total Exercise Price (the "Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock will be valued by the Committee at its Fair Market Value determined as of the date of the exercise of the Option in accordance with the provisions of Section 6.3. No shares will be issued until full payment for them has been made, and a Participant who holds an Option will have none of the rights of a shareholder with respect to such shares until such shares are issued to him. Upon payment of the full Exercise Price, the Company will issue a certificate or certificates to the Participant holding the Option evidencing ownership of the shares purchased pursuant to the exercise of the Option which contain(s) such terms, conditions and provisions as may be required and as are consistent with the terms, conditions and provisions of the Plan and the applicable Award Agreement.

         6.9. Nontransferability. No Option can be transferred, except by the Participant's will or the laws of descent and distribution. During the Participant's lifetime, his Option will be exercisable (to the extent exercisable) only by him. The Option and any rights and privileges pertaining thereto will not be transferred, assigned, pledged or hypothecated by him in any way, whether by operation of law or otherwise and will not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge or hypothecate any Option will be void and of no effect.

         6.10. Early Termination of Options.

                  6.10.1. Termination of Employment. All rights to exercise an Option will terminate 30 days after the Optionee's employment terminates, unless such termination is for Cause or is on account of the Total and Permanent Disability or death (but not later than the date the Option expires pursuant to its terms). Transfer of employment from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, will not be deemed a termination of employment. The Committee has the authority to determine in each case whether a leave of absence on military or government service will be deemed a termination of employment.

                  6.10.2. For Cause Termination. If an Optionee's employment is terminated for Cause, no previously unexercised Option, whether or not "vested," may be exercised. Rather, all unexercised Options will terminate effective on the date the Optionee receives notice of his termination for Cause.

                  6.10.3. Total and Permanent Disability or Death of Optionee. If an Optionee's employment terminates due to Total and Permanent Disability or death, his Option(s) will terminate one year after termination of his employment due to his Total and Permanent Disability or death (but not later than the date the Option expires pursuant to its terms); provided, however, that an ISO cannot be exercised as an ISO more than three months after the Optionee's termination of employment due to death. The exercise of an Award that was granted as an ISO which exercise occurs more than three months after the Optionee's termination of employment due to death will be treated as the exercise of an NSO. During such period, subject to the limitations of the Option Grant, the Optionee, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise the Option in full.

                  6.10.4. Change in Control or Death or Disability of Optionee. In the event of a Change in Control of the Company or upon the death or Total and Permanent Disability of the Optionee, the Options covered by such agreement may be exercised in full without regard to any restrictions on the exercise or vesting of such Options contained in the Award Agreement.

                  6.10.5. Extension of Option Period. Notwithstanding the foregoing provisions of this Section, if an Optionee's employment terminates for any reason other than for Cause or death on or after attaining age 62, the Committee may, in its sole discretion, by means of a written amendment to the Award Agreement, provide that any unvested Option will (i) not be forfeited upon termination of employment, and (ii) become fully vested and exercisable during the Option Period specified in the Award Agreement; provided, however, that the Committee will provide in any such amendment that (A) the portion of the Option which was not vested on the date the Participant terminated employment will be immediately forfeited, and (B) any shares of Company Stock which were acquired after the Participant terminated employment must be returned to the Company, upon a finding by the Committee, as determined in its sole discretion, that the Optionee has violated any provision of the amended Award Agreement, including without limitation any non-competition, non-solicitation or non-disclosure provision thereof.

                                    SECTION 7

                                RESTRICTED STOCK
                                ----------------

         7.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to any officer or key employee in such amounts as the Committee determines in its sole discretion. Subject to the limitations of Section 5.1, the Committee will determine the number of shares of Restricted Stock to be granted to each Participant in its sole discretion.

         7.2. Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that specifies the Period of Restriction, the number of shares granted and such other terms and conditions as the Committee determines in its sole discretion. Unless the Committee determines otherwise in its sole discretion, shares of Restricted Stock will be held by the Company, and will not be delivered to any Participant until the end of the applicable Period of Restriction.

         7.3. Vesting and Transfer of Restricted Stock.

                  7.3.1. Restrictions on Transferability. Except as provided in this subsection, no shares of Restricted Stock awarded under the Plan may be sold, assigned, transferred, pledged or hypothecated by the Participant in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process. Each certificate evidencing shares of Restricted Stock awarded under the Plan shall bear a legend which sets forth such restrictions; and, any attempted sale, assignment, transfer, pledge, hypothecation, execution, attachment or similar disposition will be null and void and of no effect

                  7.3.2. Lapse of Restrictions and Vesting. The restrictions on shares of Restricted Stock contained in subsection 7.3.1 will lapse and such shares will become fully vested, nonforfeitable and transferable upon the earliest to occur of (i) the date(s) prescribed by the Committee in the Award Agreement; (ii) the Participant's death; or
         (iii) the Participant's Total and Permanent Disability. The specific terms and conditions regarding the lapse of restriction and the vesting of shares of Restricted Stock will be contained in the Award Agreement. In no event will a Participant have any right under the Plan or in an Award Agreement to affect the time at which the Restricted Stock awarded to him becomes vested.

                  7.3.3. Forfeiture of Shares on Termination of Employment. If a Participant's employment with the Company or any Subsidiary is terminated for any reason other than for Cause or on account of the Total and Permanent Disability or death, prior to the time the shares of Restricted Stock become vested, as provided in subsection 7.3.2, all of the unvested shares of Restricted Stock will be forfeited and shall thereupon revert to the Company. Such forfeiture will be effective on the date of the Participant's termination of employment. Transfer of employment from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, will not be deemed termination of employment.

         The Committee has the authority to determine in each case whether a leave of absence on military or government service is deemed a termination of employment.

                  Notwithstanding the foregoing provisions of this Section, if a Participant's employment terminates for any reason other than Cause or death on or after attaining age 62, the Committee may, in its sole discretion, by means of a written amendment to the Award Agreement, provide that (i) the unvested shares of Restricted Stock will not be forfeited upon termination of employment, and (ii) the restrictions on shares of Restricted Stock contained in subsection 7.3.1 will lapse and such shares will become fully vested, nonforfeitable and transferable upon the earliest to occur of: (x) the date(s) prescribed by the Committee in the amendment to the Award Agreement, (y) the Participant's death, or (z) the Participant's Total and Permanent Disability; provided, however, that the Committee will provide in any such amendment that (A) shares of Restricted Stock that were not vested on the date the Participant terminated employment will be immediately forfeited; and (B) shares of Restricted Stock which became vested after the Participant terminated employment must be returned to the Company, upon a finding by the Committee, as determined in its sole discretion, that the Participant has violated any provision of the amended Award Agreement, including without limitation any non-competition, non-solicitation or non-disclosure provision thereof.

                  7.3.4. Forfeiture on Termination For Cause. If a Participant's employment is terminated for Cause prior to the time the shares of Restricted Stock become vested, as provided in subsection 7.3.2, all of the unvested shares will be forfeited and thereupon revert to the Company. Such forfeiture will be effective on the date the Participant receives notice of his termination for Cause.

                  7.3.5. Change in Control of Company. In the event of a Change in Control of the Company (i) the restrictions on the transfer of all shares of Restricted Stock provided in subsection 7.3.1, will immediately lapse, and (ii) all of the shares of Restricted Stock subject to forfeiture under subsection 7.3.1 will immediately become fully vested and nonforfeitable.

         7.4. Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction will revert to the Company and thereafter will be available for the grant of new Awards.

                                    SECTION 8

                       AMENDMENT, TERMINATION AND DURATION
                       -----------------------------------

         8.1. Amendment, Suspension or Termination. The Board may, at any time, without the approval of the shareholders of the Company (except as otherwise required by applicable law, rule or regulations, including without limitation any shareholder approval of the safe harbor rule promulgated under the Securities Exchange Act of 1934) alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the affected Participant or without the approval of the shareholders of the Company, make any alteration which would: (i) increase the aggregate number of shares subject to an Award, except as provided in Sections 5.5; (ii) decrease the Exercise Price, except as provided in Section 5.5; (iii) permit any member of the Committee to be eligible for an Award; (iv) withdraw administration of the Plan from the Committee or Board; (v) extend the term of the Plan, (vi) change the manner of determining the Exercise Price; (vii) change the class of individuals eligible for Awards; or (viii) without the consent of the affected Participant, alter or impair any Award.

         8.2. Duration of the Plan and Shareholder Approval. The Plan will be effective on the Effective Date and, subject to Section 8.1 (regarding the Board's right to supplement, amend, alter or discontinue the Plan), will remain in effect thereafter until terminated by the Board; provided, however, that no Award can be exercised until the Plan has been approved by the holders of at least a majority of the outstanding shares at a meeting at which approval of the Plan is considered; and, provided further, no ISO can be granted after the tenth anniversary of the Effective Date.

                                    SECTION 9

                                 TAX WITHHOLDING
                                 ---------------

         9.1. Withholding Requirements. The Company has the power and the right, prior to the delivery of any Company Stock on the exercise of an Option or the vesting of Restricted Stock, to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all federal, state and local income and employment taxes required by applicable law to be withheld with respect to exercise or vesting of such Award. In no event will any amount withheld be in an amount that would require the Company to incur accounting charges.

         9.2. Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy a tax withholding obligation, in whole or in part, by
(a) electing to have the Company withhold otherwise deliverable shares (except in the case of exercises of ISO's), or (b) delivering to the Company shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld; provided, however, that any shares delivered to the Company must satisfy the ownership requirements for Delivered Stock specified in Section 6.7. The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed, in the case of income tax withholding, the amount determined, based upon minimum statutory requirements, by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date the amount of income tax to be withheld is determined. The Fair Market Value of the shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

                                   SECTION 10

                               LEGAL CONSTRUCTION
                               ------------------

         10.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also includes the feminine, the plural includes the singular, and the singular includes the plural.

         10.2. Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.

         10.3. Requirements of Law. The grant of Awards and the issuance of shares under the Plan will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the shares are then listed or traded.

         10.4. Governing Law. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana. The Plan and all Award Agreements are intended to comply, and will be construed by the Board and Committee in a manner which complies, with the applicable provisions of Code Section 409A. To the extent there is any conflict between a provision of the Plan or an Award Agreement and a provision of Code
Section 409A, the applicable provision of Code Section 409A will control.

         10.5. Headings. The descriptive headings and sections of the Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction of the Plan.

         10.6. Mistake of Fact. Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.

         10.7. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   SECTION 11

                                  MISCELLANEOUS
                                  -------------

         11.1. No Effect on Employment or Service. Neither the Plan nor the grant of any Award or the execution of any Award Agreement will confer upon any Participant any right to continued employment by the Company, or will interfere with or limit in any way the right of the Company to terminate any employee's employment or service at any time, with or without Cause. Employment with the

Company and its Subsidiaries is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the employee and the Company or an Subsidiary, as the case may be. If there is any conflict between the provisions of the Plan or any Award Agreement executed and delivered hereunder and an employment or severance agreement between an employee and the Company, the provisions of such employment or severance agreement will control, including, but not limited to, the vesting and forfeiture of any Awards.

         11.2. Participation. No officer or key employee will have the right to be selected to receive an Award under the Plan or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

         11.3. Liability and Indemnification. No member of the Board, the Committee or any officer or employee of the Company or any Subsidiary will be personally liable for any action, failure to act, decision or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the deferral, payment and exercise thereof. Each person who is or was a member of the Committee, or of the Board, will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including, but not limited to, attorneys' fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement; and (b) any and all amounts paid by him in settlement thereof, with the Company's prior written approval, or paid by him in satisfaction of any judgment in any such claim, action, suit or proceeding against him; provided, however, that he will give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification is exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

         11.4. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, are binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company.

         The Company will not, and will not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company and its Successor (as defined in Section 5.5) hereunder.

         11.5. Use of Proceeds. The proceeds received by the Company from the sale of stock pursuant to the Plan will be used for general corporate purposes.

         11.6. Nontransferability of Awards. Except as provided in subsections
11.6.1 and 11.6.2, no Award can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award will be subject to execution, attachment or similar process. Any attempted or purported transfer of an Award in contravention of the Plan or an Award Agreement will be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award will be exercisable only by the Participant during his lifetime.

                  11.6.1. Limited Transfers of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of NSO's by a Participant to: (a) the Participant's spouse, any children or lineal descendants of the Participant or the Participant's spouse, or the spouse(s) of any such children or lineal descendants ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of Immediate Family Members, or (c) a partnership or limited liability company in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, "Eligible Transferees"); provided, however, in the event the Committee permits the transferability of NSO's granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke or restrict, without the prior consent, authorization or agreement of the Eligible Transferee, the ability of the Participant to transfer NSO's that have not been already transferred to an Eligible Transferee. An NSO that is transferred to an Immediate Family Member will not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member's will or by the laws of descent and distribution upon the death of such Immediate Family Member. ISO's granted under the Plan are not transferable pursuant to this Section.

                  11.6.2. Exercise by Eligible Transferees. In the event that the Committee, in its sole discretion, permits the transfer of NSO's by a Participant to an Eligible Transferee under Section 11.6.1, the NSO's transferred to the Eligible Transferee must be exercised by such Eligible Transferee; and, in the event of the death of such Eligible Transferee, by such Eligible Transferee's executor or administrator only in the same manner, to the same extent and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his death, the Participant's estate, will remain liable for all federal, state, local and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

         11.7. No Rights as Shareholder. Except to the limited extent provided in Section 5.4, no Participant (or any Beneficiary) will have any of the rights or privileges of a shareholder of the Company with respect to any shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).

         11.8. Investment Representations. Unless the shares subject to an Award are registered under the Securities Act of 1933, each Participant in the Award Agreement between the Company and the Participant shall agree for himself and his legal representatives that any and all shares purchased upon the exercise of an Option or acquired upon the award of Restricted Stock shall be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof.

         11.9. Funding. Benefits payable under the Plan to any person will be paid by the Company from its general assets. Shares to be issued hereunder will be issued directly by the Company from its authorized but unissued shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Subsidiaries will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under the Plan. The Company (or any of its Subsidiaries) may, however, in its sole discretion, set funds aside in investments to meet any anticipated obligations under the Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company and any of its Subsidiaries and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Subsidiaries.

                  THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
                        107 North Pennsylvania, Suite 700
                           Indianapolis, Indiana 46204

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Debra L. Ross and Suzanne C. Harris, or either of them, as Proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of The National Bank of Indianapolis Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 107 North Pennsylvania Street, Indianapolis, Indiana on June 16, 2005, at 3:00 p.m. (local time), or any adjournment thereof, on the following matters:

1. Election of Directors (for a 3-year term to expire at the 2008 Annual Meeting of Shareholders)

   [ ] FOR all nominees listed below             [ ] WITHHOLD AUTHORITY to vote
       (except as marked to the contrary             for all nominees
       below) listed below

         Andre B. Lacy            Morris L. Maurer           Todd H. Stuart


(INSTRUCTION: To withhold authority to vote for any individual, strike a line through the nominee's name in the list above.)


2. Adoption of The National Bank of Indianapolis Corporation 2005 Equity Incentive Plan which would provide for the grant of stock options and the award of shares of restricted stock to key employees of the Corporation at the discretion of the Compensation Committee of the Board of Directors of the Corporation, which would serve as the Administrative Committee of such plan.

                          [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. Ratification of the selection of Ernst & Young, LLP, Certified Public Accountants, as independent public accountants of the Corporation for the year ending December 31, 2005.

                          [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. In their discretion, on such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS NO. 1, 2, and 3.

Please sign exactly as name appears below. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                     , 2005
      ---------------------
                                   ------------------------------------------
                                   (Signature)

                                   -------------------------------------------
                                   (Signature, if held jointly)

    Your vote is important. Please mark, sign, date and return this Proxy promptly using the enclosed envelope.